UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2009 (November 19, 2009)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 19, 2009, Alcoa Inc. (“Alcoa”) issued a press release announcing that it will temporarily idle production at its two aluminum smelters in Fusina and Portovesme, Italy while appealing a European Commission decision that Italy’s extension of the existing electricity tariff after 2005 did not comply with European Union state aid rules and that a portion of the benefit received by Alcoa must be refunded. The curtailments in Italy will bring Alcoa’s total global smelting system curtailments to approximately 24 percent. Alcoa expects to take a fourth quarter 2009 charge of between $300 million and $500 million, pre-tax, including the temporary curtailment and recovery actions. Most, if not all, of the charge is not expected to impact fourth quarter cash flow.

A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this report relate to future events and expectations, and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include those containing such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “outlook,” “plan,” “project,” “should,” “will” or similar expressions. Forward-looking statements by their nature involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Alcoa to be different from those expressed or implied in the forward-looking statements. Alcoa disclaims any intention or obligation, other than as required by applicable law, to update or revise any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or aluminum industry conditions generally, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices for primary aluminum, alumina and other products; (b) material adverse changes in the markets served by Alcoa, including automotive and commercial transportation, aerospace, building and construction, distribution, packaging, industrial gas turbine and other markets; (c) Alcoa’s inability to mitigate impacts from significant increases in energy costs or to extend energy contracts upon expiration or to negotiate new arrangements on cost-effective terms; (d) Alcoa’s inability to mitigate impacts from other cost inflation, including increases in transportation costs or raw materials costs; (e) Alcoa’s inability to achieve the level of cost reductions, cash generation or conservation, return on capital improvement, or improvement in profitability and margins anticipated by management in connection with its financial and operational strengthening actions; (f) unfavorable changes in laws, governmental regulations or policies, foreign currency exchange rates or competitive factors in the countries in which Alcoa operates; (g) significant legal proceedings or investigations adverse to Alcoa; and (h) the other risk factors summarized in Alcoa’s Form 10-K for the year ended December 31, 2008, Forms 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009 and other reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated November 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/S/ NICHOLAS J. DEROMA
Name:	Nicholas J. DeRoma
Title:	Executive Vice President,
Chief Legal and Compliance Officer

Date: November 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

99	Alcoa Inc. press release dated November 19, 2009.

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